Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

2407 Park Drive

Harrisburg, PA 17110

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Justin T. Webb Interim Chief Financial Officer

MID PENN BANCORP, INC. REPORTS FIRST QUARTER EARNINGS

AND DECLARES DIVIDEND

April 27, 2022 – Harrisburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”) and MPB Financial Services, LLC, today reported net income available to common shareholders (earnings) for the quarter ended March 31, 2022 of $11,354,000 or $0.71 per common share basic and diluted compared to earnings of $9,312,000 or $1.11 per common share basic and $1.10 per common share diluted for the quarter ended March 31, 2021 and earnings of $607,000 or $0.05 per common share basic and diluted for the quarter ended December 31, 2021.  Earnings for the quarter ended March 31, 2022 reflect a 22 percent increase over the same period in the prior year.

The results for the three months ended March 31, 2022 include post-acquisition restructuring expenses of $329,000 resulting from Mid Penn’s acquisition of Riverview Financial Corporation (“Riverview”), which was announced on June 30, 2021 and legally closed on November 30, 2021. Please refer to the discussion under “Merger and Acquisition Activity” for more information on Mid Penn’s acquisition of Riverview.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry, favorably increased to $23.31 as of March 31, 2022, compared to $22.99 as of December 31, 2021.  The GAAP measure of book value per share was $30.96 as of March 31, 2022 compared to $30.71 as of December 31, 2021.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for these and certain other periods ended between March 31, 2021 and March 31, 2022.

Mid Penn also reported total assets of $4,667,174,000 as of March 31, 2022, reflecting a decrease of $22,251,000 or 0.47 percent compared to total assets of $4,689,425,000 as of December 31, 2021, and an increase of $1,285,137,000 or 38 percent compared to total assets of $3,382,038,000 as of March 31, 2021.  The decrease in assets from December 31, 2021 to March 31, 2022 was due to the reduction in deposit balances of $12,979,000 and borrowings of $6,100,000, causing a decrease to both cash and liabilities. Asset growth from March 31, 2021 to March 31, 2022 was primarily attributable to the acquisition of Riverview, effective November 30, 2021.  In general, the results of operations and the financial condition as of and for the periods ended March 31, 2022, as compared to prior periods and certain period-end dates in 2021, have been materially impacted by the Riverview acquisition.

PRESIDENT’S COMMENTS

We are pleased to deliver this first quarter earnings summary to our shareholders which represents a beat versus our own internal expectations. While the quarter was consumed with the wrap up of the Riverview acquisition and the conversion of its customers on to the Mid Penn platform, we still managed to have great organic growth in many balance sheet and revenue numbers.

Organic, core loan growth, excluding PPP loans, quarter-over-quarter annualized at just under 13 percent, which is a great start to the year, particularly in that the first quarter is traditionally our slowest growth quarter of any year.

Organic, core deposit growth, excluding time deposits, annualized at 7 percent, which also helped us drive down our overall cost of deposits and cost of funds since the end of the year, helping to stabilize net interest margin.

Our earnings performance drove an increase in tangible book value per common share of $0.32 per share, a quarter-over-quarter annualized increase of over 5 percent from the end of 2021.  This increase in tangible book value per common share would have been $0.35 higher without the negative impact of unrealized losses related to available-for-sale securities on tangible equity.

Even with a significant fall off in our residential mortgage business both year-over-year and quarter-over-quarter, we still managed to increase noninterest income over 6 percent on an annualized basis. Growth in assets under management at both our bank and non-bank subsidiaries contributed to that success.

Our first quarter success with organic growth and the successful completion and conversion of Riverview, including the recognition of the key cost saves we projected in that transaction, gives us great confidence heading in to the last three quarters of 2022.

With this successful quarter, the Board is pleased to announce a $0.20 per share common stock dividend was declared at its meeting on April 27, 2022, payable on May 23, 2022 to shareholders of record as of May 10, 2022.

FINANCIAL CONDITION

Loans

Total loans as of March 31, 2022 were $3,121,531,000 compared to $3,104,396,000 as of December 31, 2021, an increase of $17,135,000 since year-end 2021.  This increase was driven by organic loan growth, which excludes PPP loans, net of deferred fees, of $95,483,000, or 13 percent annualized, within Mid Penn’s commercial real estate and commercial and industrial financing portfolios, which was partially offset by PPP loan forgiveness experienced during the first quarter of 2022.

Total loans increased by $475,295,000 or 18 percent since March 31, 2021. The year-over-year growth is largely attributable to the Riverview acquisition on November 30, 2021.  Total loans were also significantly impacted by organic loan growth within Mid Penn’s legacy markets, less forgiveness of PPP loans, net of deferred fees, originated by Mid Penn and Riverview of $555,911,000.  Organic loan growth occurred primarily within Mid Penn’s commercial real estate and commercial and industrial financing portfolios.

Mid Penn was a significant participating lender under the Paycheck Protection Program (“PPP”), which was originally created as a result of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act in 2020.  The PPP loan program was reinstated with the Consolidated Appropriations Act of 2021. Included in total assets as of March 31, 2022 are $34,124,000 of PPP loans, net of deferred fees. The remaining balance of PPP loans, net of deferred fees, is primarily comprised of loans originated during the first six months of 2021, with the majority of the forgiveness substantially completed on the PPP loans originated during 2020. As of March 31, 2022, there are $822,000 in deferred fees related to these loans that will be recognized over the remaining life of the underlying loans.

Deposits

Total deposits decreased $12,979,000 or 0.32 percent, from $4,002,016,000 on December 31, 2021, to $3,989,037,000 at March 31, 2022.  The decrease in total deposits since year-end 2021 was attributable to the maturity of certificates of deposit, which have  renewed into lower rates, migrated to other deposit or retail investment products, or exited the Bank.

	Mar. 31,	Dec. 31,
(Dollars in thousands)	2022	2021
	Balance	Balance	Variance
Noninterest-bearing demand deposits	$866,965	$850,438	$16,527
Interest-bearing demand deposits	1,050,923	1,066,852	(15,929)
Money market	1,159,809	1,076,593	83,216
Savings	358,186	381,476	(23,290)
Time	553,154	626,657	(73,503)
	$3,989,037	$4,002,016	$(12,979)

Deposit growth of $1,322,210,000 since March 31, 2021 was positively impacted by the Riverview acquisition and significant increases in noninterest-bearing, interest-bearing, and money market deposits, primarily due to both expanded cash management and commercial deposit account relationships, and new deposits established as a result of Mid Penn’s PPP loan funding activities.

Capital

Shareholders’ equity increased by $4,085,000 or 0.83 percent from $490,076,000 as of December 31, 2021 to $494,161,000 as of March 31, 2022, primarily due to (i) earnings for the quarter ended March 31, 2022 of $11,354,000; less (ii) dividends paid of $3,191,000 during the calendar quarter; and (iii) a decrease in the carrying value of the available-for-sale investment portfolio during the quarter of $5,230,000. Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both March 31, 2022 and December 31, 2021.

MERGER & ACQUISITION ACTIVITY

On November 30, 2021, Mid Penn announced the successful completion of the merger acquisition of Riverview, pursuant to which each share of Riverview common stock issued and outstanding immediately prior to November 30, 2021 was converted into the right to receive 0.4833 shares of Mid Penn common stock. As a result of the acquisition, Mid Penn issued 4,519,776 shares of Mid Penn common stock and cash of $791,000 in merger consideration for a total purchase price of $142,983,000. Mid Penn also recorded goodwill of $50,995,000, a customer list intangible asset of $2,160,000, and a core deposit intangible asset of $4,096,000 as a result of the Riverview acquisition. The acquisition of Riverview impacted periods presented within this report. For more information regarding this transaction, please see Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2021.

The assets purchased and liabilities assumed in the Riverview transaction were recorded at their estimated fair values as of the respective date of acquisition and may be adjusted for up to one year subsequent to legal closing.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

For the three months ended March 31, 2022, net interest income was $34,414,000, an increase of $9,089,000 or 36 percent compared to net interest income of $25,325,000 for the three months ended March 31, 2021. The year-over-year increase in net interest income was positively impacted by (i) the acquisition of Riverview; (ii) the deployment of $350,347,000 of Fed Funds into higher yielding investment securities since September 30, 2021; (iii) interest and fees from core loan growth since March 31, 2021; and (iv) reduced interest expense due to the lower cost of deposits in the three months ended March 31, 2022 when compared to the same period in 2021.

The three months ended March 31, 2022 included the recognition of $2,989,000 of PPP loan processing fees, a decrease of $2,058,000 compared to $5,047,000 of PPP loan processing fees recognized during the same period in 2021. These PPP fees are recognized as interest income over the term of the respective loan, or sooner if the loans are forgiven by the U.S. Small Business Administration (“SBA”), or the borrower otherwise pays down principal prior to the loan’s stated maturity.

For the three months ended March 31, 2022, Mid Penn’s tax-equivalent net interest margin was 3.21 percent versus 3.46 percent during the three months ended March 31, 2021. The overall decrease in net interest margin for the three months ended March 31, 2022 was driven by the reduction in PPP fees recognized in the first quarter of 2022 of $2,058,000, or 41 percent, from the first quarter of 2021, offset by the improvement in cost of interest-bearing liabilities.

Noninterest Income

For the three months ended March 31, 2022, noninterest income totaled $5,750,000, an increase of $1,038,000 or 22 percent, compared to noninterest income of $4,712,000 for the same period in 2021.  Several components of noninterest income increased as a result of higher account and transaction volume due to both the Riverview acquisition and organic growth.

Mortgage banking income was $529,000 for the three months ended March 31, 2022, a decrease of $1,850,000, compared to the $2,379,000 of mortgage banking income for the three months ended March 31, 2021.  Mortgage interest rates declined as a result of market responses to the pandemic, resulting in a significant increase in mortgage loan originations and secondary-market loan sales and gains during the first quarter of 2021. During the first quarter of 2022, the Fed announced a 25 basis point increase to the fed funds rate, with several additional rate increases expected to be announced throughout the remainder of 2022, as curbing inflation has become a central focus of the Fed. As a result of the corresponding mortgage rate increases and an increase in property values driven by supply shortfalls and high liquidity levels among buyers, the mortgage loan refinancing market has slowed precipitously, and purchase money mortgage originations have slowed relative to historical lending volumes.

As another prong of Mid Penn’s mortgage banking program, a mortgage hedging program was established in the latter half of 2021. For the three months ended March 31, 2022, $533,000 in mortgage hedging gains were recognized while no similar gains were recognized during the same quarter of the prior year.  This item is a component of other noninterest income, discussed more fully below.

Income from fiduciary and wealth management activities was $1,052,000 for the three months ended March 31, 2022, an increase of $496,000 or 89 percent, compared to $556,000 during the three months ended March 31, 2021. The additional revenue was attributable to favorable growth in trust assets under management and increased sales of retail investments products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

Service charges on deposits were $684,000 for the three months ended March 31, 2022, an increase of $532,000, compared to $152,000 for the same period in 2021. This increase was driven by an increase in collected charges on a higher volume of transactional deposit accounts, including deposit accounts assumed in the Riverview acquisition.

ATM debit card interchange income was $1,057,000 for the three months ended March 31, 2022, an increase of $489,000 or 86 percent, compared to the three months ended March 31, 2021.  The additional income is a result of an increased volume of checking accounts, and an increase in Mid Penn ATM and debit card activity, which included an increase in transaction volume resulting from the accounts acquired in the Riverview transaction.

Earnings from cash surrender value of life insurance was $246,000 for the three months ended March 31, 2022, an increase of $172,000, compared to $74,000 for the same period of 2021. The increase is a result of additional policies assumed during the Riverview acquisition.

Other income was $2,118,000 for the three months ended March 31, 2022, an increase of $1,327,000, compared to $791,000 during the three months ended March 31, 2021.  Mid Penn also reflected increases in other miscellaneous income amounts as a result of the Riverview acquisition.

Noninterest Expense

For the three months ended March 31, 2022, noninterest expense totaled $25,745,000, an increase of $8,187,000 or 47 percent, compared to noninterest expense of $17,558,000 for the same period in 2021. Several components of noninterest expense increased as a result of higher fixed and variable expenses due to both the Riverview acquisition and organic growth.

Salaries and employee benefits were $13,244,000 for the three months ended March 31, 2022, an increase of $3,646,000 or 38 percent, versus the same period in 2021, with the increase attributable to (i) the retail staff additions at the seven retail locations added through the Riverview acquisition; (ii) the retention of various Riverview team members through the completion of the systems integration, which occurred on March 4, 2022; and (iii) the addition of wealth management professionals, commercial lending professionals, and other staff additions in alignment with Mid Penn’s core banking and nonbanking growth strategies.

Occupancy expenses increased $319,000 or 22 percent during the first three months of 2022 compared to the same period in 2021. Similarly, equipment expense increased $260,000 or 35 percent during the three months ended March 31, 2022 compared to the three months ended March 31, 2021. These increases were driven by the facility operating costs and increased depreciation expense for building, furniture, and equipment associated with the addition of the Riverview acquisition.

Software licensing and utilization costs were $2,106,000 for the three months ended March 31, 2022, an increase of $661,000 or 46 percent compared to $1,445,000 for the three months ended March 31, 2021.  The increase is a result of additional costs to license (i) the additional Riverview branches; (ii) upgrades to internal systems, networks, storage capabilities, cybersecurity management, and data security mechanisms to enhance data management and security capabilities responsive to both the larger company profile and the increasing complexity of information technology management; and (iii) increases in certain core processing fees as our customer base and transaction volume continue to grow.

FDIC assessment expense was $591,000 for the three months ended March 31, 2022, an increase of $121,000 or 26 percent compared to $470,000 for the three months ended March 31, 2021.  As a result of the Riverview acquisition and organic growth, the increased FDIC assessment aligns with the year-over-year growth of the average assets of the Bank on which the assessment is based.

Legal and professional fees were $639,000 for the three months ended March 31, 2022, an increase of $213,000 or 50 percent compared to $426,000 for the three months ended March 31, 2021, with this increase being attributable to consulting expenses related to strengthening and enhancing Mid Penn’s commercial online banking facility, as well as other information technology and cybersecurity management activities.

Charitable contributions qualifying for state tax credits were $65,000 for the three months ended March 31, 2022 compared to $270,000 for the same three-month period during 2021. Mid Penn continues to maximize the amount of contributions qualifying for state credits that can be made during 2022 and makes qualifying contributions, as allowable.

Intangible amortization increased from $281,000 during the first quarter of 2021 to $481,000 during the first quarter of 2022. Mid Penn recorded a customer list intangible asset of $2,160,000, and a core deposit intangible asset of $4,096,000 as a result of the Riverview acquisition. During the three months ended March 31, 2022, Mid Penn recorded $98,000 of expense related to the customer list and $143,000 of expense related to the core deposit intangible asset.

Post-acquisition restructuring expenses totaled $329,000 for the three months ended March 31, 2022 and primarily consisted of contract termination fees related to the Riverview acquisition.

Other expenses increased $2,634,000 or 97 percent from $2,717,000 during the three months ended March 31, 2021 to $5,351,000 for the same period in 2022. With the Riverview acquisition and organic growth, several categories within other expense experienced increases, including, Pennsylvania Bank Shares taxes, which accounted for $620,000 of the difference, marketing, telephone, postage, courier, ATM and card processing, payroll processing, employee travel costs, and director fees. In addition, the quarter ended March 31, 2022 contained an impaired asset write-off of $664,000, representing the disposal of certain fixed assets and leasehold improvements from Riverview offices not being retained.

The provision for income taxes was $2,565,000 during the three months ended March 31, 2022, compared to $2,167,000 of income tax provision recorded for the same period in 2021. The provision for income taxes for the three months ended March 31, 2022 reflects a combined Federal and State effective tax rate of 18.4 percent compared to 18.1 percent for the three months ended March 31, 2021.  The decrease in the effective tax rate reflects (i) higher tax-exempt interest recognized due to an increase in tax-exempt securities being held in the investment security portfolio when compared to the prior year, and (ii) the favorable treatment of the increase in cash surrender value on bank owned life insurance policies, which are nontaxable for federal tax purposes.

ASSET QUALITY

Excluding PPP loans, which are guaranteed by the SBA, the allowance for loan and lease losses as a percentage of core loans (a non-GAAP measure) were 0.49 percent at both March 31, 2022 and December 31, 2021.  The allowance for loan and lease losses as a percentage of total loans including PPP loans was 0.49 percent at March 31, 2022, compared to 0.47 percent at December 31, 2021. The ratios as of March 31, 2022 and December 31, 2021, were affected by the addition of the Riverview acquired loans, which, in accordance with purchase accounting principles, were recorded at fair value at the time of acquisition with no related allowance for loan losses.

The provision for loan losses was $500,000 for the three months ended March 31, 2022, a decrease of 50 percent compared to the provision for loan losses of $1,000,000 for the three months ended March 31, 2021.  The allowance for loan losses and the related provision reflects Mid Penn’s continued application of the incurred loss method for estimating credit losses. Mid Penn will adopt the current expected credit loss (“CECL”) accounting standard, as required, effective January 1, 2023.

Total nonperforming assets were $8,195,000 at March 31, 2022, a decrease compared to nonperforming assets of $10,497,000 at December 31, 2021 and an increase compared to $6,831,000 at March 31, 2021. The decrease in nonperforming assets since December 31, 2021 was primarily the result of the successful workout of two nonaccrual home equity loans amongst one relationship totaling $2,278,000 during the three months ended March 31, 2022. The nonperforming assets included acquired impaired loans assumed in the Riverview transaction totaling $3,289,000 as of December 31, 2021.  Foreclosed real estate held for sale increased from zero at December 31, 2021 to $125,000 as of March 31, 2022, due to two residential mortgage loans that went into foreclosure during the first quarter of 2022.

Asset quality measures did not reflect any new impaired assets or specific reserve allocations related to the financial impact of the COVID-19 pandemic, though Bank management is continuously and closely monitoring and evaluating the impact of the COVID-19 situation on the portfolio.   Management believes, based on information currently available, that the allowance for loan and lease losses of $15,147,000 is adequate as of March 31, 2022.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
per share data)	2022	2021	2021	2021	2021

Cash and cash equivalents	$758,431	$913,752	$754,942	$636,347	$427,371
Investment securities	508,658	392,619	158,311	161,702	134,318
Loans	3,121,531	3,104,396	2,370,429	2,495,192	2,646,236
Allowance for loan and lease losses	(15,147)	(14,597)	(14,233)	(14,716)	(13,591)
Net loans	3,106,384	3,089,799	2,356,196	2,480,476	2,632,645
Goodwill and other intangibles	122,085	123,271	66,377	66,644	66,919
Other assets	171,616	169,984	117,361	116,623	120,785
Total assets	$4,667,174	$4,689,425	$3,453,187	$3,461,792	$3,382,038

Noninterest-bearing deposits	$866,965	$850,438	$661,890	$692,016	$676,717
Interest-bearing deposits	3,122,072	3,151,578	2,299,991	2,090,108	1,990,110
Total deposits	3,989,037	4,002,016	2,961,881	2,782,124	2,666,827
Borrowings and subordinated debt	148,815	154,915	119,457	316,426	427,369
Other liabilities	35,161	42,418	22,541	21,673	23,806
Shareholders' equity	494,161	490,076	349,308	341,569	264,036
Total liabilities and shareholders' equity	$4,667,174	$4,689,425	$3,453,187	$3,461,792	$3,382,038

Book Value per Common Share	$30.96	$30.71	$30.55	$29.94	$31.37
Tangible Book Value per Common Share (a)	$23.31	$22.99	$24.75	$24.10	$23.42
Nonperforming assets as a % of total loans outstanding and other real estate	0.26%	0.32%	0.29%	0.35%	0.26%

(a) Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended
(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
per share data)	2022	2021	2021	2021	2021

Interest income	$37,632	$32,685	$30,740	$30,729	$29,168
Interest expense	3,218	3,313	3,746	3,852	3,843
Net interest income	34,414	29,372	26,994	26,877	25,325
Provision for loan and lease losses	500	370	425	1,150	1,000
Noninterest income	5,750	5,660	5,509	5,652	4,712
Noninterest expense	25,745	34,072	20,019	19,456	17,558
Income before provision for income taxes	13,919	590	12,059	11,923	11,479
Provision for income taxes	2,565	(17)	2,272	2,310	2,167
Net income	$11,354	$607	$9,787	$9,613	$9,312

Basic Earnings per Common Share	$0.71	$0.05	$0.86	$0.93	$1.11
Diluted Earnings per Common Share	$0.71	$0.05	$0.86	$0.93	$1.10
Return on Average Assets	0.98%	0.06%	1.11%	1.12%	1.19%
Return on Average Equity	9.32%	0.61%	11.23%	12.36%	14.58%
Return on Average Tangible Common Equity	12.40%	0.74%	14.05%	15.72%	19.46%

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
Tier 1 Capital (to Average Assets)	8.4%	8.1%	8.6%	8.8%	6.7%
Common Tier 1 Capital (to Risk Weighted Assets)	11.7%	11.7%	13.2%	13.1%	9.7%
Tier 1 Capital (to Risk Weighted Assets)	12.0%	12.0%	13.2%	13.1%	9.7%
Total Capital (to Risk Weighted Assets)	14.4%	14.6%	15.8%	15.8%	12.5%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited):

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments.  Non-PPP core banking loans are meaningful to investors as they are indicative of portfolio loans and related growth from traditional bank activities and excludes short-term or nonrecurring loans from special programs like the PPP. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

Tangible Book Value Per Share

(Dollars in thousands, except	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
per share data)	2022	2021	2021	2021	2021

Shareholders' Equity	$494,161	$490,076	$349,308	$341,569	$264,036
Less: Goodwill	113,835	113,835	62,840	62,840	62,840
Less: Core Deposit and Other Intangibles	8,250	9,436	3,537	3,804	4,079
Tangible Equity	$372,076	$366,805	$282,931	$274,925	$197,117

Common Shares Outstanding	15,960,916	15,957,830	11,433,554	11,408,712	8,416,095

Tangible Book Value per Share	$23.31	$22.99	$24.75	$24.10	$23.42

Non-PPP Core Banking Loans

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2022	2021	2021	2021	2021

Loans and leases, net of unearned interest	$3,121,531	$3,104,396	$2,370,429	$2,495,192	$2,646,236
Less: PPP loans, net of deferred fees	34,124	111,286	229,679	391,826	590,035
Non-PPP core banking loans	$3,087,407	$2,993,110	$2,140,750	$2,103,366	$2,056,201

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	Mar. 31, 2022	Dec. 31, 2021	Mar. 31, 2021
ASSETS
Cash and due from banks	$54,961	$41,100	$36,109
Interest-bearing balances with other financial institutions	3,187	146,031	1,243
Federal funds sold	700,283	726,621	390,019
Total cash and cash equivalents	758,431	913,752	427,371

Investment securities held to maturity, at amortized cost	363,145	329,257	130,560
(fair value $343,023, $330,626, and $133,519)
Investment securities available for sale, at fair value	145,039	62,862	3,250
Equity securities available for sale, at fair value	474	500	508
Loans held for sale	7,474	11,514	25,842
Loans and leases, net of unearned interest	3,121,531	3,104,396	2,646,236
Less: Allowance for loan and lease losses	(15,147)	(14,597)	(13,591)
Net loans and leases	3,106,384	3,089,799	2,632,645

Bank premises and equipment, net	33,612	33,232	24,710
Bank premises and equipment held for sale	3,098	3,907	—
Operating lease right of use asset	8,751	9,055	10,791
Finance lease right of use asset	3,042	3,087	3,222
Cash surrender value of life insurance	49,907	49,661	17,257
Restricted investment in bank stocks	7,637	9,134	6,860
Accrued interest receivable	11,584	11,328	11,855
Deferred income taxes	11,974	10,779	5,427
Goodwill	113,835	113,835	62,840
Core deposit and other intangibles, net	8,250	9,436	4,079
Foreclosed assets held for sale	125	—	154
Other assets	34,412	28,287	14,667
Total Assets	$4,667,174	$4,689,425	$3,382,038
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$866,965	$850,438	$676,717
Interest-bearing demand	1,050,923	1,066,852	601,220
Money Market	1,159,809	1,076,593	770,800
Savings	358,186	381,476	201,225
Time	553,154	626,657	416,865
Total Deposits	3,989,037	4,002,016	2,666,827

Short-term borrowings	—	—	307,753
Long-term debt	74,681	81,270	75,030
Subordinated debt	74,134	73,645	44,586
Operating lease liability	10,923	11,363	11,828
Accrued interest payable	2,067	1,791	1,902
Federal income tax payable	—	—	1,321
Other liabilities	22,171	29,264	8,755
Total Liabilities	4,173,013	4,199,349	3,118,002

Shareholders' Equity:
Common stock, par value $1.00 per share; 20,000,000 shares authorized; Shares issued: 16,059,368 at March 31, 2022, 16,056,282 at December 31, 2021, and 8,514,547 at March 31, 2021; Shares outstanding: 15,960,916 at March 31, 2022, 15,957,830 at December 31, 2021, and 8,416,095 at March 31, 2021	16,059	16,056	8,515
Additional paid-in capital	385,765	384,742	179,055
Retained earnings	99,206	91,043	77,888
Accumulated other comprehensive income (loss)	(4,946)	158	501
Treasury stock, at cost; 98,452 shares at March 31, 2022, 98,452 shares at December 31, 2021, and 98, 452 at March 31, 2021	(1,923)	(1,923)	(1,923)
Total Shareholders’ Equity	494,161	490,076	264,036
Total Liabilities and Shareholders' Equity	$4,667,174	$4,689,425	$3,382,038

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2022	2021
INTEREST INCOME
Interest and fees on loans and leases	$35,016	$28,330
Interest and dividends on investment securities:
U.S. Treasury and government agencies	1,536	178
State and political subdivision obligations, tax-exempt	336	277
Other securities	417	302
Total Interest and Dividends on Investment Securities	2,289	757

Interest on other interest-bearing balances	13	2
Interest on federal funds sold	314	79
Total Interest Income	37,632	29,168
INTEREST EXPENSE
Interest on deposits	2,294	2,966
Interest on short-term borrowings	—	174
Interest on long-term and subordinated debt	924	703
Total Interest Expense	3,218	3,843
Net Interest Income	34,414	25,325
PROVISION FOR LOAN AND LEASE LOSSES	500	1,000
Net Interest Income After Provision for Loan and Lease Losses	33,914	24,325
NONINTEREST INCOME
Mortgage banking income	529	2,379
Income from fiduciary and wealth management activities	1,052	556
Service charges on deposits	684	152
ATM debit card interchange income	1,057	568
Net (loss) gain on sales of SBA loans	(9)	100
Merchant services income	73	92
Earnings from cash surrender value of life insurance	246	74
Other income	2,118	791
Total Noninterest Income	5,750	4,712
NONINTEREST EXPENSE
Salaries and employee benefits	13,244	9,598
Occupancy expense, net	1,799	1,480
Equipment expense	1,011	751
Software licensing and utilization	2,106	1,445
FDIC Assessment	591	470
Legal and professional fees	639	426
Charitable contributions qualifying for State tax credits	65	270
Mortgage banking profit-sharing expense	145	120
Gain on sale or write-down of foreclosed assets, net	(16)	—
Intangible amortization	481	281
Post-acquisition restructuring expense	329	—
Other expenses	5,351	2,717
Total Noninterest Expense	25,745	17,558
INCOME BEFORE PROVISION FOR INCOME TAXES	13,919	11,479
Provision for income taxes	2,565	2,167
NET INCOME	$11,354	$9,312

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.71	$1.11
Diluted Earnings Per Common Share	$0.71	$1.10
Cash Dividends Declared	$0.20	$0.19

NET INTEREST MARGIN (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	March 31, 2022				December 31, 2021
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$91,543	$13		0.06%	$58,015	$8		0.05%
Investment Securities:
Taxable	389,034	1,822		1.90%	223,546	938		1.66%
Tax-Exempt	73,614	425	(a)	2.34%	62,588	365	(a)	2.31%
Total Securities	462,648	2,247		1.97%	286,134	1,303		1.81%

Federal Funds Sold	706,411	314		0.18%	758,165	324		0.17%
Loans and Leases, Net	3,103,469	35,123	(b)	4.59%	2,595,090	31,108	(b)	4.76%
Restricted Investment in Bank Stocks	8,347	131		6.36%	8,328	106		5.05%
Total Earning Assets	4,372,418	37,828		3.51%	3,705,732	32,849		3.52%

Cash and Due from Banks	57,397				45,385
Other Assets	267,079				192,969
Total Assets	$4,696,894				$3,944,086

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$1,045,678	$461		0.18%	$855,060	$548		0.25%
Money Market	1,125,094	600		0.22%	976,601	696		0.28%
Savings	376,006	58		0.06%	264,547	55		0.08%
Time	592,833	1,175		0.80%	511,953	1,236		0.96%
Total Interest-bearing Deposits	3,139,611	2,294		0.30%	2,608,161	2,535		0.39%

Short Term Borrowings	—	—		0.00%	—	—		0.00%
Long-term Debt	76,157	284		1.51%	76,990	219		1.13%
Subordinated Debt	74,189	640		3.50%	54,615	559		4.06%
Total Interest-bearing Liabilities	3,289,957	3,218		0.40%	2,739,766	3,313		0.48%

Noninterest-bearing Demand	859,463				759,897
Other Liabilities	53,455				46,659
Shareholders' Equity	494,019				397,764
Total Liabilities & Shareholders' Equity	$4,696,894				$3,944,086

Net Interest Income (taxable equivalent basis)		$34,610				$29,536
Taxable Equivalent Adjustment		(196)				(164)
Net Interest Income		$34,414				$29,372

Total Yield on Earning Assets				3.51%				3.52%
Rate on Supporting Liabilities				0.40%				0.48%
Average Interest Spread				3.11%				3.04%
Net Interest Margin				3.21%				3.16%

(a)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $89,000 and $87,000 for the three months ended

March 31, 2022 and December 31, 2021, respectively, resulting from the tax-free municipal securities in the investment portfolio.

(b)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $107,000 and $77,000 for the three months ended

March 31, 2022 and December 31, 2021, respectively, resulting from the tax-free municipal loans in the commercial loans portfolio.

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	March 31, 2022				March 31, 2021
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$91,543	$13		0.06%	$1,401	$2		0.58%
Investment Securities:
Taxable	389,034	1,822		1.90%	78,456	385		1.99%
Tax-Exempt	73,614	425	(a)	2.34%	54,937	351	(a)	2.59%
Total Securities	462,648	2,247		1.97%	133,393	736		2.24%

Federal Funds Sold	706,411	314		0.18%	314,181	79		0.10%
Loans and Leases, Net	3,103,469	35,123	(b)	4.59%	2,531,917	28,406	(b)	4.55%
Restricted Investment in Bank Stocks	8,347	131		6.36%	7,052	95		5.46%
Total Earning Assets	4,372,418	37,828		3.51%	2,987,944	29,318		3.98%

Cash and Due from Banks	57,397				34,040
Other Assets	267,079				164,266
Total Assets	$4,696,894				$3,186,250

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$1,045,678	$461		0.18%	$602,015	$578		0.39%
Money Market	1,125,094	600		0.22%	743,994	778		0.42%
Savings	376,006	58		0.06%	197,873	64		0.13%
Time	592,833	1,175		0.80%	413,673	1,546		1.52%
Total Interest-bearing Deposits	3,139,611	2,294		0.30%	1,957,555	2,966		0.61%

Short-term Borrowings	-	-		0.00%	203,518	174		0.35%
Long-term Debt	76,157	284		1.51%	75,062	204		1.10%
Subordinated Debt	74,189	640		3.50%	44,583	499		4.54%
Total Interest-bearing Liabilities	3,289,957	3,218		0.40%	2,280,718	3,843		0.68%

Noninterest-bearing Demand	859,463				623,058
Other Liabilities	53,455				23,462
Shareholders' Equity	494,019				259,012
Total Liabilities & Shareholders' Equity	$4,696,894				$3,186,250

Net Interest Income (taxable equivalent basis)		$34,610				$25,475
Taxable Equivalent Adjustment		(196)				(150)
Net Interest Income		$34,414				$25,325

Total Yield on Earning Assets				3.51%				3.98%
Rate on Supporting Liabilities				0.40%				0.68%
Average Interest Spread				3.11%				3.30%
Net Interest Margin				3.21%				3.46%

(a)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $89,000 and $74,000 for the three months ended

March 31, 2022 and March 31, 2021, respectively, resulting from the tax-free municipal securities in the investment portfolio.

(b)	Includes tax-equivalent adjustments (calculated using statutory rates of 21 percent) of $107,000 and $76,000 for the three months ended

March 31, 2022 and March 31, 2021, respectively, resulting from the tax-free municipal loans in the commercial loans portfolio.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; the length and extent of the COVID-19 pandemic; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; the success and timing of PPP loan repayment and forgiveness; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; results of the regulatory examination and supervision process and oversight, including changes in monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; the availability of financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements; the possibility that the anticipated benefits of the Riverview transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Mid Penn does business;   diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Riverview transaction; the ability to complete the integration of Mid Penn and Riverview successfully; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with the Riverview transaction; and other factors that may affect the future results of Mid Penn.

For a more detailed description of these and other factors which would affect our results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.